Exhibit 10.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. REDACTED MATERIAL IS MARKED WITH A [***].

Product Development Contract

Party A (Client): Shaanxi Qianxiang Health Technology Co., LTD

Party B (Developer): Beijing Zhongsheng Opol Oligopeptide Technology Institute

The parties to this contract, through equal and voluntary consultation, in accordance with the Civil Code of the People’s Republic of China and relevant regulations, have signed this contract to jointly abide by the technology development matters entrusted by Party A to Party B.

Definition and Explanation

1. Development achievements: The technical achievements and all related development documents obtained by Party B in the research and development of this project (including the technical achievements and related development documents completed in each stage of project development), including the intellectual property rights such as patents and copyrights obtained as a result, as well as the intermediate achievements and process materials of the above-mentioned technical achievements. Its forms of expression are not limited to technical data, design drawings, process methods, material formulas, computer programs, technical information and its combinations, samples, prototypes, new products, new materials, and new production lines.

2. Background intellectual property: refers to the intellectual property that existed before the contract came into effect or was obtained independently of the project by one party.

3. Intellectual Property: refers to the intellectual property generated in the project.

Development project

1. R&D project name: “Prickly Pear Protein Tablets” product.

2. Develop product specifications and indicators: [500] mg/ tablet, single SOD activity [50000] IU or above (at the factory).

3. R&d results requirements: product form and product properties meet design standards;

Development cost and payment method

1. Development cost of this project:

(1) The provisional amount is RMB (in words) [***] per bottle (60 tablets) (¥ [***]), which will be settled based on the actual number of bottles ordered.

(2) Explanation of Development Cost Settlement:

The following expenditure items are included in the research and development expenses: remuneration of Party B, purchase of necessary research equipment, purchase of technical related materials, research expenses, purchase of necessary trial materials, energy expenses, installation and commissioning fees, document preparation fees, and other expenses required for the development work.

The following expenditure items are not included in the development costs and shall be borne by Party B in case of any occurrence: licensing or usage fees for background intellectual property owned by Party B.

2. Payment method for development expenses

Within [5] working days after the signing of this contract, Party A shall pay Party B [100]% of the research and development expenses, which is ¥ [***]per bottle * number of bottles. The remaining amount shall be paid according to the development progress confirmed in writing by both parties.

3. Party B designates the receiving account:

Account Name: [***]

Account: [***]

Bank of Deposit: [***]

4. Invoice: Within [10] working days after payment by Party A, Party B shall issue a corresponding value-added tax professional invoice to Party A for the first research and development expenses under this contract.

Transfer of Commission

The second party shall independently complete the main work stipulated in this contract, and shall not transfer it to a third party for completion except for some auxiliary work.

Delivery of Development Results

1. Delivery time: Party B shall deliver the development results to Party A within 60 working days.

2. Delivery content: Party B shall deliver the development results and all technical materials to Party A.

3. Delivery form

(1) The development results and related technical materials delivered by Party B shall be subject to the requirements of Party A.

(2) If the development results involve computer software, Party B shall provide Party A with source code and software design documents describing the software process, algorithms, and design ideas.

Acceptance check

Acceptance criteria: Party A shall conduct acceptance within one month after Party B delivers the development results in accordance with the requirements of Article 5 of this contract. The acceptance of the development results shall be subject to written confirmation issued by Party A.

Intellectual Property

1. Background Intellectual Property

(1) The provision of any documents, information, and data (including but not limited to technical specifications and testing specifications) by Party A to Party B does not constitute the transfer of any Party A’s background intellectual property rights to Party B or a license for Party B to use any Party A’s background intellectual property rights for commercial purposes.

(2) If the development results submitted by Party B involve Party B’s background intellectual property rights, in order to ensure that Party A has the right to use the development results, Party B shall grant Party A a non exclusive, non transferable, permanent, irrevocable, worldwide, free, and sublicensable license for the background intellectual property rights involved.

2. Non infringement

(1) The second party guarantees that the development results do not infringe upon any third-party copyrights, trademarks, patents, trade secrets, etc; It also does not violate the confidentiality obligations or relevant intellectual property agreements between Party B (including its developers) and third parties.

(2) If the development results infringe upon third-party intellectual property rights, all economic and legal liabilities arising therefrom shall be borne by Party B, and Party B shall choose one of the following measures for remedy:

a. Obtain third-party permission;

b. Modify or replace the development results to ensure that they do not infringe;

3. Intellectual property ownership and use of development results

(1) All intellectual property rights of the development results submitted by Party B to Party A under this agreement, including but not limited to copyright, patent rights, patent application rights, and technical secrets, shall belong to Party A. Party B shall not apply for rights, register or file in its own or third-party name without authorization.

(2) If Party A decides to apply for patents, copyright registration or obtain other rights through legal procedures for the research and development results of this contract, Party B shall provide necessary cooperation, including but not limited to participating in discussions organized by Party A on the development results, reviewing patent application documents, etc.

(3) The second party promises that without the written consent of the first party, the second party (including the second party’s developers) shall not use the development results, nor shall they license, transfer or exchange the intellectual property rights of the development results to any third party in any way.

4. Ownership and sharing of subsequent technological achievements

After this contract comes into effect, Party A has the right to make subsequent improvements to the development results. Any new technological achievements with substantial or creative technological progress characteristics (hereinafter referred to as “subsequent technological achievements”) and their rights arising therefrom shall belong to Party A.

Ownership of research equipment, devices, and materials

The equipment, materials, and other assets related to the development work purchased by Party B using development expenses shall belong to Party A.

Contract amendment and termination

Unless otherwise specified, any changes to this contract and its annexes (if any) must be agreed upon by both parties through consultation and a written supplementary agreement must be signed separately.

Contract contact information

1. Contact person for Party A’s project

(1) The first party confirms the following project contact information:

Name of contact person for Party A’s project: Li Xuehong

Address: Enclave Economic Park, Langao County, High tech Industrial Development Zone, Ankang City, Shaanxi Province.

Mobile phone: [***]

E-mail [***]

(2) The second party confirms the following project contact information:

Party B’s project contact person: [***]

Address: [***]

Mobile phone: [***]

E-mail [***]

2. Both parties confirm that the above contact information shall also serve as a valid judicial delivery address.

Other rights and obligations

The first party has the right to inspect the use of development expenses by the second party, and the second party shall unconditionally provide the first party with relevant expense expenditure vouchers as requested by the first party.

Representations and warranties

The second party undertakes to possess the relevant qualifications required for product development under this contract.

Liability for breach of contract

1. If Party B delays in performing the Contract, it shall pay Party A liquidated damages at the rate of three thousandths of the development fee hereunder for each day overdue, which Party A shall have the right to deduct from the payable amount. If the time limit exceeds 30 days, Party A shall have the right to terminate this Contract.

2. In case of breach of contract, Party B shall dispose of the development results, all proceeds shall belong to Party A, and Party B shall pay the liquidated damages amounting to 30% of the development fee as agreed herein, and shall compensate Party A for all losses. Party B’s breach of contract to dispose of the development results includes but is not limited to: breach of license, transfer of the development results; Apply for patents or related rights by default; In breach of the contract, the company shall make commercial use of the development results.

3. After this Agreement is signed, Party B shall not arbitrarily terminate this Agreement or fail to conduct product research and development as agreed herein; otherwise, Party B shall pay liquidated damages to Party A at the rate of 30% of the total development fee.

4. Party A shall have the right to terminate this Contract under any of the following circumstances:

(1) Delegate part or all of the work of the project to a third party without written consent of Party A;

(2) Party B breaches the contract and fails to correct it within 15 days after being notified by Party A;

(3) Failure to deliver development results or failure of development due to reasons of Party B;

(4) Party B has other breaches, which Party A has the right to rescind according to law or agreement.

5. If Party A rescinds this Contract due to reasons attributable to Party B or Party B breaches the contract and rescinds this Contract, Party B shall also bear the following responsibilities:

(1) Party B shall return the unused development fees already paid by Party A;

(2) Party A shall be paid liquidated damages, which shall be calculated at 30% of the development fee agreed herein

6. If Party B breaches provisions hereof, it shall, in addition to bear other responsibilities stipulated herein, compensate Party A for the losses caused thereto. Such losses include but are not limited to direct losses caused to Party A, loss of available benefits, compensation fees/liquidated damages/fines paid by the non-breaching party to the third party, investigation and evidence collection fees/notary fees, litigation costs, lawyers’ fees and other reasonable expenses incurred as a result.

Confidentiality

Each party undertakes to keep confidential the documents and materials (including but not limited to trade secrets, company plans, operational activities, financial information, technical information, business information and other trade secrets) obtained from other parties in the course of discussion, signing and performance of this Contract. Without the consent of the original provider of the information and documents, other parties may not disclose the whole or part of the trade secret to any third party. The above confidentiality obligations shall still be performed after the termination or rescission of this Contract.

Other agreements

Force majeure is defined as all events that occur after the execution of this Contract, are unforeseeable at the time of the execution of this Contract, and cannot be avoided or overcome as a result of their occurrence and subsequent consequences, which prevent either party from performing this Contract in whole or in part. These events include earthquakes, typhoons, floods, fires, wars, disruptions in international or domestic transportation, epidemics, strikes, and other events recognized as force majeure under Chinese law or general international business practices.

Consequences of Force majeure:

(1) If a force majeure event occurs which affects the performance of a Party’s obligations under this Contract, the performance shall be suspended within the delay period caused by the force majeure event and shall not be deemed as a breach.

(2) The party claiming force majeure shall promptly notify the other parties in writing and, within fifteen (15) days thereafter, provide sufficient evidence to prove the occurrence and duration of force majeure.

(3) In the event of force majeure, the parties shall immediately consult with each other to find an equitable solution and shall use all reasonable efforts to minimize the effects of force majeure.

(4) Force majeure occurring during the delay in performance shall not be exempt from liability.

Dispute Resolution

Any dispute arising out of or in connection with this Contract shall be settled by the parties through negotiation and may also be mediated by the relevant department. If negotiation or mediation fails, Party A shall file a lawsuit with the people’s court having jurisdiction in the place where Party A is located.

Supplementary Provisions

1.This contract is made in duplicate, with each party holding one copy. Each copy of the contract shall have the same legal effect.

2. For matters not covered herein, both parties shall separately negotiate and sign a supplementary agreement which shall have the same force as this Contract.

3.This contract shall come into force after being sealed by both parties.

(No contract text below)

Signing time: December 8, 2021
Party A (seal):
Legal representative or authorized representative:
By	/s/ Xuehong Li
Name:	Xuehong Li

Party B (Seal):
Legal representative or authorized representative:
By	/s/ Yibo Du
Name:	Yibo Du